Exhibit 99.1

Medley Capital Corporation Announces March 31, 2017 Financial Results
NEW YORK, NY (May 9, 2017) - Medley Capital Corporation (NYSE: MCC) (the “Company”) today announced financial results for its second fiscal quarter ended March 31, 2017.

Second Quarter Highlights

•	Declared a dividend of $0.16 per share

•	Net investment income of $0.15 per share

•	Adjusted net investment income of $0.17 per share excluding one-time charge

•	Net loss of $0.22 per share

•	Net asset value (NAV) of $8.94 per share

•	Issued $38.2 million of additional 6.125% unsecured notes due 2023 (the “2023 Notes”)

•	Redeemed $40.0 million of the outstanding 7.125% unsecured notes due 2019 (the “2019 Notes”)

•	Upsized Company’s joint venture credit facility commitment by $100 million to $200 million

Portfolio Investments
The total value of our investments was $926.1 million at March 31, 2017. During the quarter ended March 31, 2017, the Company had net originations of $23.0 million. As of March 31, 2017, the Company had investments in securities of 64 portfolio companies with approximately 64.4% consisting of senior secured first lien investments, 24.1% consisting of senior secured second lien investments, 3.1% in unsecured debt and 8.4% in equities / warrants. As of March 31, 2017, the weighted average yield based upon the cost basis of our portfolio investments, excluding cash and cash equivalents, was 11.6%.

Results of Operations
For the three and six months ended March 31, 2017, the Company reported net investment income of $0.15 and $0.33 per share, calculated based upon the weighted average shares outstanding. As of March 31, 2017, the Company’s NAV was $8.94 per share.

Investment Income

For the three months ended March 31, 2017, gross investment income was $24.4 million and consisted of $21.8 million of portfolio interest income, $1.1 million of dividend income, and $1.5 million of fee income.

For the six months ended March 31, 2017, gross investment income was $50.4 million and consisted of $45.7 million of portfolio interest income, $1.7 million of dividend income, and $3.0 million of fee income.

Expenses

For the three months ended March 31, 2017, total expenses net of management and incentive fee waiver were $16.3 million and consisted of the following: base management fees net of waiver of $4.5 million, professional fees of $0.7 million, administrator expenses of $1.0 million, directors fees of $0.2 million, general and administrative related expenses of $0.8 million and interest and financing expenses of $9.1 million. Included in the $9.1 million of interest and financing expenses, is a one-time charge of $1.3 million attributable to the acceleration of debt issuance costs associated with the reduction of the revolving credit facility (the “Revolving Facility”) commitment.

For the six months ended March 31, 2017, total expenses net of management and incentive fee waiver were $32.0 million and consisted of the following: base management fees net of waiver of $9.0 million, incentive fees net of waiver of $0.9 million, interest and financing expenses of $16.9 million, professional fees of $1.3 million, administrator expenses of $1.9 million, directors fees of $0.3 million, and other general and administrative related expenses of $1.7 million.

Net Investment Income

For the three and six months ended March 31, 2017, the Company reported net investment income of $8.0 million and $18.2 million, or $0.15 and $0.33 on a weighted average per share basis.

Net Realized and Unrealized Gains/Losses

For the three and six months ended March 31, 2017, the Company reported net realized gains on investments of $9,948 and net realized losses on investments of approximately $6.3 million, respectively.

For the three and six months ended March 31, 2017, the Company reported a loss on extinguishment of debt of $0.5 million and $0.5 million, respectively.

For the three and six months ended March 31, 2017, the Company reported net unrealized depreciation of $19.8 million and $17.4 million, respectively.

Liquidity and Capital Resources
On February 14, 2017, the Company elected to reduce the total commitment of the Revolving Facility to $200.0 million from $343.5 million in order to decrease long-term interest expense by approximately $1.4 million, annually.

During the quarter, the Company sold approximately 1.5 million of the 2023 Notes at an average price of $25.01 per note and raised $38.2 million in net proceeds under the “At-The-Market” (“ATM”) debt distribution agreement with FBR Capital Markets & Co. Since inception of the ATM program, the Company has sold approximately 1.6 million of the 2023 Notes at an average price of $25.01 per note.

On February 22, 2017, the Company utilized the proceeds from the 2023 Notes to redeem the 2019 Notes at par plus accrued and unpaid interest.

On March 30, 2017, the Company increased its Joint Venture facility commitment to $200.0 million from $100.0 million.

As of March 31, 2017, the Company had a cash balance of $83.5 million and $34.0 million of debt outstanding before netting out debt issuance costs under the Revolving Facility.

The Company also had $174.0 million of debt outstanding under its senior secured term loan credit facility, $150.0 million outstanding in SBA-guaranteed debentures, $74.0 million outstanding in aggregate principal amount of 6.5% senior notes due 2021 and $102.9 million outstanding in aggregate principal amount of the 2023 Notes.

Dividend Declaration
On May 5, 2017, the Company’s Board of Directors declared a dividend for the quarter ended March 31, 2017 of $0.16 per share, payable on June 23, 2017, to stockholders of record as of May 24, 2017. The specific tax characteristics of the dividend will be reported to stockholders on Form 1099 after the end of the calendar year.

Webcast/Conference Call
The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Tuesday, May 9, 2017.

All interested parties may participate in the conference call by dialing (888) 637-5728 approximately 5-10 minutes prior to the call, international callers should dial (484) 747-6636. Participants should reference Medley Capital Corporation and the Conference ID: 5324974. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company's website.

Financial Statements

Medley Capital Corporation

Consolidated Statements of Assets and Liabilities
(in thousands, except share and per share data)

	March 31, 2017	September 30, 2016
ASSETS	(unaudited)
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $770,316 and $813,814, respectively)	$717,295	$767,302
Controlled investments (amortized cost of $236,536 and $189,077, respectively)	176,022	136,882
Affiliated investments (amortized cost of $35,351 and $10,000, respectively)	32,824	10,000
Total investments at fair value	926,141	914,184
Cash and cash equivalents	83,523	104,485
Interest receivable	10,050	8,982
Other assets	918	893
Fees receivable	882	1,404
Receivable for dispositions and investments sold	680	689
Deferred offering costs	307	243
Total assets	$1,022,501	$1,030,880

LIABILITIES
Revolving credit facility payable (net of debt issuance costs of $1,708 and $3,590, respectively)	$32,292	$10,410
Term loan payable (net of debt issuance costs of $1,842 and $2,197, respectively)	172,158	171,803
Notes payable (net of debt issuance costs of $4,713 and $4,630, respectively)	172,163	172,883
SBA debentures payable (net of debt issuance costs of $3,186 and $3,525, respectively)	146,814	146,475
Management and incentive fees payable	4,479	4,559
Accounts payable and accrued expenses	2,273	2,663
Deferred tax liability	2,003	2,004
Interest and fees payable	1,843	1,714
Administrator expenses payable	997	990
Deferred revenue	282	370
Due to affiliate	150	90
Offering costs payable	32	—
Total liabilities	$535,486	$513,961

NET ASSETS
Common stock, par value $0.001 per share, 100,000,000 common shares authorized, 54,474,211 and 54,474,211 common shares issued and outstanding, respectively	$54	$54
Capital in excess of par value	705,313	705,326
Accumulated undistributed net investment income	5,020	10,812
Accumulated net realized gain/(loss) from investments	(105,745)	(99,000)
Net unrealized appreciation/(depreciation) on investments, net of deferred taxes	(117,627)	(100,273)
Total net assets	487,015	516,919
Total liabilities and net assets	$1,022,501	$1,030,880

NET ASSET VALUE PER SHARE	$8.94	$9.49

Medley Capital Corporation

Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the three months ended March 31		For the six months ended March 31
	2017	2016	2017	2016
INVESTMENT INCOME:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest from investments
Non-controlled/non-affiliated investments:
Cash	$16,890	$25,274	$35,035	$53,400
Payment-in-kind	2,825	2,352	5,686	3,574
Affiliated investments:
Cash	488	167	1,031	333
Payment-in-kind	100	—	201	—
Controlled investments:
Cash	354	22	696	878
Payment-in-kind	1,071	1,131	3,043	2,127
Total interest income	21,728	28,946	45,692	60,312
Dividend income, net of provisional taxes ($0 and $0, respectively)	1,050	—	1,695	—
Interest from cash and cash equivalents	41	10	64	12
Fee income	1,538	1,758	2,962	4,817
Total investment income	24,357	30,714	50,413	65,141

EXPENSES:
Base management fees	4,496	4,876	9,011	10,223
Incentive fees	—	3,149	896	7,065
Interest and financing expenses	9,144	7,920	16,917	14,890
Administrator expenses	997	1,043	1,913	1,959
General and administrative	783	453	1,480	1,163
Professional fees	663	556	1,314	1,188
Directors fees	150	130	320	264
Insurance	99	135	199	271
Expenses before management and incentive fee waivers	16,332	18,262	32,050	37,023
Management fee waiver	(17)	(71)	(37)	(71)
Incentive fee waiver	—	(2,052)	(44)	(2,052)
Total expenses, net of management and incentive fee waivers	16,315	16,139	31,969	34,900
Net investment income before excise taxes	8,042	14,575	18,444	30,241
Excise tax expense	—	—	(267)	—
NET INVESTMENT INCOME	8,042	14,575	18,177	30,241

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS:
Net realized gain/(loss) from investments	10	99	(6,288)	5,477
Net unrealized appreciation/(depreciation) on investments	(19,844)	(14,093)	(17,355)	(74,116)
Change in provision for deferred taxes on unrealized (appreciation)/depreciation on investments	—	(133)	—	(358)
Loss on extinguishment of debt	(456)	—	(456)	—
Net gain/(loss) on investments	(20,290)	(14,127)	(24,099)	(68,997)
NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(12,248)	$448	$(5,922)	$(38,756)

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$(0.22)	$0.01	$(0.11)	$(0.69)
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME PER COMMON SHARE	$0.15	$0.26	$0.33	$0.54
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING - BASIC AND DILUTED	54,474,211	55,761,062	54,474,211	56,044,037
DIVIDENDS DECLARED PER COMMON SHARE	$0.22	$0.30	$0.44	$0.60

ABOUT MEDLEY CAPITAL CORPORATION
Medley Capital Corporation is a closed-end, externally managed business development company ("BDC") that trades on the New York Stock Exchange (NYSE: MCC). Medley Capital Corporation's investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. In many of our investments, we receive warrants or other equity participation features, which we believe will increase the total investment returns. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC
MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE: MDLY). Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley's national direct origination franchise, with over 85 people, is a premier provider of capital to the middle market in the U.S. As of December 31, 2016, Medley had in excess of $5.3 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE: MCC) and Sierra Income Corporation, as well as private investment vehicles. Over the past 15 years, Medley has provided capital to over 350 companies across 35 industries in North America. For additional information, please visit Medley Management Inc. at www.mdly.com.

Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the NYSE under the symbol (NYSE: MDLX) and (NYSE: MDLQ). Medley Capital Corporation (NYSE: MCC) has outstanding bonds which trade on the NYSE under the symbols (NYSE: MCV) and (NYSE: MCX).

FORWARD-LOOKING STATEMENTS
Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation
Investor Relations Contact:
Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212.759.0777

Media Contact:
Liz Bruce
Fitzroy Communications
212.498.9197